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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Somera Communications, Inc. on Form S-8 dated March 6, 2002 of our reports dated January 26, 2001 with respect to the consolidated financial statements and financial statement schedule of Somera Communications, Inc. included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2001.


/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 6, 2002